UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
  __________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2018
  __________________
INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	0-26224	51-0317849
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Enterprise Drive
Plainsboro, NJ	08536
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (609) 275-0500

(Former name or former address if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Receivables Facility

On December 21, 2018, certain subsidiaries of Integra LifeSciences Holdings Corporation, a Delaware corporation (the “Company” or “us”) entered into a $150 million accounts receivable securitization facility (the “A/R Facility”) to reduce outstanding revolving borrowings under the Company’s senior credit facility and to provide additional liquidity and funding for the ongoing business needs of the Company and its subsidiaries.

The documentation for the A/R Facility includes (i) a Receivables Financing Agreement (the “Receivables Financing Agreement”) entered into by and among Integra Receivables LLC, a Delaware limited liability company and a newly formed bankruptcy-remote special purpose entity that is an indirect, wholly-owned subsidiary of the Company (the “Borrower”), Integra LifeSciences Sales LLC (“ILS Sales”), as Servicer (the “Servicer”), PNC Bank, National Association, as Administrative Agent, PNC Capital Markets LLC, as Structuring Agent, and certain lenders and group agents that are parties thereto from time to time (the “Lenders”), and (ii) a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) by and among ILS Sales, Integra Lifesciences Corporation, and certain other subsidiaries of the Company party thereto from time to time, as Originators (collectively, the “Originators”), the Servicer and the Borrower (collectively, the “Agreements”).

Pursuant to the Purchase and Sale Agreement, the Originators have sold or contributed, and will continue to sell and/or contribute on an ongoing basis, certain eligible trade receivables, together with all related security and interests in the proceeds thereof, to the Borrower in exchange for a combination of cash, equity and/or subordinated notes issued by the Borrower to the Originators. Pursuant to the Receivables Financing Agreement, the Borrower may, from time to time, finance such trade receivables with a revolving loan from the Lenders secured by a pledge of such trade receivables, together with all related security and interests in the proceeds thereof.

The Originators and the Borrower provide customary representations and covenants under the Agreements. Receivables in the A/R Facility are subject to customary eligibility criteria, concentration limits and reserves. The Receivables Financing Agreement provides for certain Events of Default, as defined therein, upon the occurrence of which the Administrator may declare the facility Termination Date, as defined therein, to have occurred.

The amount of advances of the Lender outstanding at any one time under the Receivables Financing Agreement is limited to $150 million. As of December 21, 2018, there were $121.2 million of advances outstanding under the A/R Facility.   The A/R Facility is for an initial three-year term as may be extended in accordance with the terms of the Receivables Financing Agreement.

ILS Sales serves as the servicer of the trade receivables under the A/R Facility. None of the Company, the Originators or the Borrower guarantees collectability of the trade receivables or the creditworthiness of obligors thereunder. However, the Company has provided a limited guaranty of performance in respect of the obligations of the Originators as originators under the Purchase and Sale Agreement and of the obligations of ILS Sales as servicer under the Receivables Financing Agreement.

Copies of the Receivables Financing Agreement and Purchase and Sale Agreement are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K. The foregoing description of the A/R Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Receivables Financing Agreement and the Purchase and Sale Agreement, which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included under “Receivables Facility” in Item 1.01 of this report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(a)	Exhibits.

Exhibit Number	Description
10.1
Receivables Financing Agreement, dated as of December 21, 2018, by and among Integra Receivables LLC, Integra LifeSciences Sales LLC, as Servicer, PNC Bank, National Association, as Administrative Agent, PNC Capital Markets LLC, as Structuring Agent, and certain lenders and group agents that are parties thereto from time to time.

10.2	Purchase and Sale Agreement, dated as of December 21, 2018, by and among Integra LifeSciences Sales LLC, Integra LifeSciences Corporation and Integra Receivables LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  December 28, 2018

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

By:	/s/ Glenn G. Coleman
Name: Glenn G. Coleman
Title: Corporate Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Receivables Financing Agreement, dated as of December 21, 2018, by and among Integra Receivables LLC, Integra LifeSciences Sales LLC, PNC Bank, National Association, as Administrative Agent, PNC Capital Markets LLC, as Structuring Agent, and certain lenders and group agents that are parties thereto from time to time.

10.2	Purchase and Sale Agreement, dated as of December 21, 2018, by and among Integra LifeSciences Sales LLC, Integra LifeSciences Corporation and Integra Receivables LLC